Exhibit 5.


                                                  April 27, 1999






Paradigm Medical Industries, Inc.
1127 West 2300 South, Suite A
Salt Lake City, Utah 84119

         Re:      Form SB-2 Registration Statement

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on a Form SB-2 Registration Statement (the "Registration Statement") of
(i) an aggregate of 1,000,000 shares of common stock, $.001 par value (the "Common Stock") issuable upon the exercise of 1,000,000 Class A Warrants (the "Class A Warrants") which were issued in connection with the Company's public offering in July 1996; (ii) an aggregate of 200,000 shares of Common Stock issuable upon the exercise of 200,000 warrants issued to Kenneth Jerome & Company, Inc. (the "Underwriter's Warrants"); (iii) an aggregate of 291,000 shares of Common Stock issuable upon the exercise of 291,000 warrants issued to Win Capital Corporation (the "Win Capital Warrants"); (iv) an aggregate of 207,500 shares of Common Stock issuable upon the exercise of 207,500 warrants issued to certain investors participating in the Company's bridge financing (the "Note Holders' Warrants"); (v) an aggregate of 25,000 shares of Common Stock issuable upon the exercise of 25,000 warrants issued to Mackey Price & Williams (the "Attorney's Warrants"); (vi) an aggregate of 1,713,142 shares of Common Stock issuable upon conversion of its Series C Convertible Preferred Stock (the "Series C Preferred Stock"); (vii) 75,000 shares of Common Stock issuable upon conversion of a 12% Convertible, Redeemable Promissory Note (the "Note"); (viii) an aggregate of 216,316 shares of Common Stock, of which 126,316 shares are issuable to Humphrey Systems of Carl Zeiss, Inc. ("Humphrey Systems") pursuant to an Agreement for Purchase and Sale of Assets dated July 23, 1998 with Humphrey Systems (the "Agreement for Purchase and Sale of Assets") and 90,000 shares are issuable to Zevex International, Inc. ("Zevex") pursuant to a Stock Purchase for the Satisfaction of Debt Agreement dated June 29, 1988 with Zevex; and (viii) 1,000,000 shares of Common Stock for the purchase of assets from Humphrey Systems pursuant to the Agreement for Purchase and Sale of Assets and for raising additional working capital. These shares of Common Stock were


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Paradigm Medical Industries, Inc.
April 27, 1999
Page 2
-----------------------------------

previously registered by Form SB-2 Registration Statements, No. 333-68471, effective as of January 4, 1999, No. 333-57711, effective as of September 14, 1998, and No. 333-2496, effective as of July 10, 1996.

         The Company is further registering for resale 1,140,000 shares of Common Stock issuable upon the conversion of its Series D Convertible Preferred Stock and 348,400 shares of Common Stock issuable upon the exercise of warrants issued to KSH Investment Group, Inc., Cyn Del & Co. and Win Capital Corp.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the Class A Warrants, Underwriter's Warrants, Note Holders' Warrants, Attorney's Warrants, Win Capital Warrants, KSH Investment Group Warrants and Cyn Del Warrants; the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock, Note, and Series D Preferred Stock; and the shares of Common Stock issuable for the purchase of assets from Humphrey Systems pursuant to the Agreement for Purchase and Sale of Assets, for the satisfaction of debt pursuant to the Stock Purchase for the Satisfaction of Debt Agreement with Zevex and for raising additional working capital (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Randall A. Mackey

                                                    Mackey Price & Williams


TR-425M.PMI